Exhibit 10.1
FIRST AMENDMENT TO STANDBY EQUITY PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE STANDBY EQUITY PURCHASE AGREEMENT, dated as of June 22, 2023 (this “First Amendment”), is entered between XOS, INC., a Delaware company (“Company”), and YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”).
PRELIMINARY STATEMENTS
A.    Reference is hereby made to that certain Standby Equity Purchase Agreement, dated as of March 23, 2022 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this First Amendment, the “Existing Agreement”, and the Existing Agreement, as amended by this First Amendment, the “Amended Agreement”), between the Company and the Investor.
B.    The parties desire to amend certain of the terms and provisions of the Existing Agreement as specifically set forth in this First Amendment.
C.    The parties are prepared to amend the Existing Agreement, subject to the conditions and in reliance on the representations set forth in this First Amendment.
Accordingly, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Defined Terms. Unless otherwise defined herein, all capitalized terms used herein, including in preamble and the preliminary statements hereto, shall have the meanings assigned to such terms in the Existing Agreement.
SECTION 2.Amendments to Existing Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 and in reliance upon the representations and warranties set forth in Section 5, the Existing Agreement is hereby amended as follows:
(a)Section 1.21 of the Existing Agreement is hereby amended and restated in its entirety as follows:
Section 1.21    “Daily Shares Traded” shall mean the daily trading volume of the Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P.
(b)Section 1.31 of the Existing Agreement is hereby amended and restated in its entirety as follows:
Section 1.31    “Maximum Advance Amount” in respect of each an Option 1 Advance Amount or an Option 2 Advance Amount shall be the number of shares of Common Stock equal to $20,000,000 divided by the closing price of the Common Shares for the Trading Day immediately preceding the date of the applicable Advance Notice.
(c)Section 1.35 of the Existing Agreement is hereby amended and restated in its entirety as follows:
Section 1.35    “Option 1 Market Price” shall mean the lowest daily VWAP of the Common Shares during the Option 1 Pricing Period.

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(d)Section 1.37 of the Existing Agreement is hereby amended and restated in its entirety as follows:
Section 1.37    “Option 1 Advance Amount” in respect of each Advance Notice means a number of shares of Common Stock up to one hundred and fifty percent (150%) of the average Daily Shares Traded on the Company’s Principal Market for the 3 Trading Days immediately preceding an Advance Notice, except as otherwise may be agreed by the Company and the Investor, but in no event greater than the Maximum Advance Amount.
(e)Section 1.38 of the Existing Agreement is hereby amended and restated in its entirety as follows:
Section 1.38    “Option 2 Advance Amount” in respect of each Advance Notice means a number of shares of Common Stock up to fifty percent (50%) of the average Daily Shares Traded of Common Shares on the Company’s Principal Market for the 3 Trading Days immediately preceding an Advance Notice, except as otherwise may be agreed by the Company and the Investor, but in no event greater than Maximum Advance Amount.
(f)Section 2.01(c)(i) of the Existing Agreement is hereby amended and restated in its entirety as follows:
(i)    Ownership Limitation; Commitment Amount. In no event shall the number of Common Shares issuable to the Investor pursuant to an Advance cause the aggregate number of Common Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its Affiliates as a result of previous issuances and sales of Common Shares to the Investor under this Agreement to exceed 9.99% of the then outstanding Common Shares (the “Ownership Limitation”). In connection with each Advance Notice delivered by the Company, any portion of the Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the amount of the Advance requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event. Notwithstanding the foregoing, if in connection with an Advance Notice delivered by the Company, any portion of the Advance would cause the Investor to exceed the Ownership Limitation due to the Investor’s ownership of the Company’s convertible debenture in the principal amount of $20,000,000 issued on August 9, 2022 and the Company’s convertible debenture in the principal amount of $15,000,000 issued on September 21, 2022 or other securities convertible into Common Shares and resulting in the Investor’s beneficial ownership of such Common Shares (collectively, the “Other Securities”), then the maximum number of Common Shares that the Other Securities will be convertible into will be reduced by the number of Common Shares included in the Advance for such period that the Investor holds such Common Shares covered by the Advance and the number of Shares covered by the Advance will not be reduced.
(g)Section 4.11 of the Existing Agreement is hereby amended and restated in its entirety as follows:
(i)    Section 4.11    Principal Market Listing. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on a

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Principal Market under the trading symbol “XOS.” The Company has taken no action designed to, or reasonably likely to, terminate the registration of the Common Shares under the Exchange Act, or delist the Common Shares from the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing except as set forth in the SEC Documents. To the Company’s knowledge and except as set forth in the SEC Documents, the Company is in compliance with all applicable listing requirements of the Principal Market in all material respects.
(h)Section 7.01(g) of the Existing Agreement is hereby amended and restated in its entirety as follows:
(g)    No Suspension of Trading in or Delisting of Common Shares. The Common Shares are quoted for trading on the Principal Market and all of the Shares issuable pursuant to such Advance Notice will be listed or quoted for trading on the Principal Market. The issuance of Common Shares with respect to the applicable Advance Notice will not violate the stockholder approval requirements of the Principal Market. Except as set forth in the SEC Documents, the Company shall not have received any written notice that is then still pending threatening the continued quotation of the Common Shares on the Principal Market.
(i)Section 11.02(a) of the Existing Agreement is hereby amended and restated in its entirety as follows:
(a)    Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earlier of (i) February 11, 2026 or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount (the “Commitment Period”).
SECTION 3.Conditions Precedent to Effectiveness of First Amendment. This First Amendment shall become effective as of the date first written above (the “First Amendment Effective Date”) upon satisfaction of each of the following conditions precedent (except to the extent such conditions precedent are subject to Section 4):
(a)First Amendment. This First Amendment shall have been duly executed and delivered by each party.
SECTION 4.Representations and Warranties. Except as set forth in the SEC Documents, all representations and warranties contained in the Amended Agreement shall be true and correct in all respects as of the First Amendment Effective Date as though made on and as of the First Amendment Effective Date (or, to the extent such representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date). Each party represents and warrants that:
(a)Authorization; No Contravention. The execution, delivery and performance by such party of this First Amendment and all other instruments and agreements required to be executed and delivered in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”) (i) have been duly and validly authorized by all corporate, stockholder, partnership or limited liability company action required to be taken by such party, and (ii) do not violate or contravene such party’s governing documents or any applicable law or any material agreement or instrument or any court order which is binding upon such party or its property.

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(b)Enforceability. Each of this First Amendment, the other Amendment Documents, and the Amended Agreement is a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
SECTION 5.Survival of Representations and Warranties. All representations and warranties made in this First Amendment or in any other Amendment Document shall survive the execution and delivery of this First Amendment. Such representations and warranties have been or will be relied upon by the parties and shall continue in full force and effect as long as any obligation under the Amended Agreement shall remain unpaid or unsatisfied.
SECTION 6.Effect of First Amendment, Other Agreements, Etc.
(a)Effect of First Amendment. After giving effect to this First Amendment on the First Amendment Effective Date, the Amended Agreement shall be and remain in full force and effect in accordance with its terms and is hereby ratified and confirmed by the parties in all respects. The execution, delivery, and performance of this First Amendment shall not operate as a waiver of any right, power, or remedy of any party under the Existing Agreement. Each party hereby acknowledges and agrees that, after giving effect to this First Amendment, all of its obligations and liabilities under the Existing Agreement to which it is a party, as such obligations and liabilities have been amended by this First Amendment, are reaffirmed and remain in full force and effect. All references to the Existing Agreement in any document or instrument delivered in connection therewith shall be deemed to refer to the Amended Agreement. Nothing contained herein shall be construed as a novation of the obligations outstanding under the Existing Agreement, which shall remain in full force and effect, except as modified hereby.
(b)Limited Effect. This First Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that any party may have under the Existing Agreement or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect a party to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.
(c)SEC Filings. The Company shall, on or before 9:30 a.m. New York time, on the first business day following the date hereof, file with the SEC a current report on Form 8-K disclosing all the material terms and transactions contemplated by this First Amendment and the letter agreement between the parties of even date herewith. Prior to the delivery of any Advance Notices pursuant to the Amended Agreement, the Company shall prepare and file with the SEC any amendments or supplements to the Registration Statement and related prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective considering the amendments set forth herein and pursuant to the letter agreement between the parties of even date herewith, and to ensure that the Investor is able to resell the Common Shares issuable in connection with any such Advance Notice.
SECTION 7.Miscellaneous.
(a)Headings. Section headings in this First Amendment are included herein for convenience and do not affect the meanings of the provisions that they precede.
(b)Severability. If any provision of this First Amendment or any other Amendment Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised

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from this First Amendment or such other Amendment Document, as the situation may require, and this First Amendment and the other Amendment Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.
(c)Binding Effect. This First Amendment binds and is for the benefit of the successors of each party.
(d)GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES FURTHER AGREE THAT ANY ACTION BETWEEN THEM SHALL BE HEARD IN NEW YORK COUNTY, NEW YORK, AND EXPRESSLY CONSENT TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF NEW YORK, SITTING IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, SITTING IN NEW YORK, NEW YORK, FOR THE ADJUDICATION OF ANY CIVIL ACTION ASSERTED PURSUANT TO THIS FIRST AMENDMENT.
(e)Execution in Counterparts. This First Amendment may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this First Amendment.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date first above written.

XOS, INC.

By:    /s/ Dakota Semler
Name:    Dakota Semler
Title:    CEO & Co-Founder

[Signature Page to First Amendment to Standby Equity Purchase Agreement]

YA II PN, LTD.

By:    Yorkville Advisors Global, LP
Its:    Investment Manager

By:    Yorkville Advisors Global II, LLC
Its:    General Partner

By:    /s/ Matt Beckman
Name:    Matt Beckman
Title:    Member

[Signature Page to First Amendment to Standby Equity Purchase Agreement]